Exhibit 23






  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Post-Effective Amendment No. 3 (Form S-11/A) to the Registration Statement filed on Form SB-2 of our report dated March 24, 2008, relating to the financial statements of AEI Income & Growth Fund 27 LLC, incorporated by reference, and of our report dated March 24, 2008, relating to the financial statements of AEI Fund Management XXI, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




                  /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.


Minneapolis, Minnesota
September 29, 2008